UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

January 7, 2015
Date of Report (date of Earliest Event Reported)

SANBORN RESOURCES LTD.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	333-177209	45-2400399
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

777 South Flagler Drive
Suite 800-West Tower
West Palm Beach, Florida 33401
(Address of principal  executive offices and zip code)

561-515-6161
(Registrant's  telephone number, including area code)

NIA
(Former name or former  address, if changed from  last  report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-l 2 under the Exchange Act ( 17 CFR 240. l 4a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule l 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On January 7, 2015, the Board of Directors of Sanborn Resources LTD. (the "Company") approved a reverse split off all of the Company's issued and outstanding shares of common stock at a ratio of 400: 1. Such reverse split will not result in a change in the Company's authorized number of shares, which is 1,000,000,000 shares. The Company is working to provide the necessary forms to FINRA to effect such reverse split in the market and expects to complete the same by the first week of February 2015.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANBORN RESOURCES LTD.

Date: January 7, 2015	By:	Isl Wilfred Shaw
	Name:	Wilfred Shaw
	Title:	President